UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 22, 2026
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
333-274815-01	EMPIRE DISTRICT BONDCO, LLC	Delaware	93-3459519

EMPIRE DISTRICT BONDCO, LLC

c/o The Empire District Electric Company
602 S. Joplin Avenue
Joplin, Missouri 64801
 (Address of principal executive offices) (Zip Code)

(417) 625-5100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Empire District Bondco, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Empire District Bondco, LLC	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 22, 2026, Tim Wilson, formerly Manager and President of Empire District Bondco, LLC (the “Company”), stepped down from such roles. Mr. Wilson did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective October 22, 2026, Michael Considine was appointed Manager and President of the Company. Since October 19, 2026, Mr. Considine has served as SVP, Utility Ops President Missouri at Algonquin Power & Utilities Corp., the indirect parent of the Company. Prior to that, Mr. Considine served as Vice President of Power Delivery Operations Services for Entergy Services.

There are no arrangements or understandings between Mr. Considine and any other person pursuant to which Mr. Considine was appointed as Manager and President of the Company. Mr. Considine does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

EMPIRE DISTRICT BONDCO, LLC

	By:	/s/ Robert Stefani
Robert Stefani
Dated: October 23, 2026		Manager, Secretary and Treasurer